ONE Gas Securities/Insider Trading Policy Purpose Our employees have a reputation for integrity and high standards for ethical conduct. In order to protect and preserve that reputation, ONE Gas, Inc., its divisions and subsidiaries (collectively, “ONE Gas”) has adopted this Securities/Insider Trading Policy (“Policy”) to ensure compliance with the law and avoid even the appearance of improper conduct with respect to trading in ONE Gas Securities (defined below) on the basis of material, nonpublic information or the illegal tipping of such information to others for their use in the trading of any such securities. Statement of Policy It is the policy of ONE Gas that any director, officer or employee of ONE Gas who is aware of any material, nonpublic information about ONE Gas, regardless of how that information was obtained, shall not: i. purchase or sell any ONE Gas Securities; ii. disclose such information to other persons (including family members) except on a need-to-know basis; iii. permit any member of his or her immediate family, or anyone acting on his or her behalf, or any third party to whom he or she disclosed this information, to purchase or sell ONE Gas Securities; or iv. engage in any other action to take advantage of such information. It is also the policy of ONE Gas to comply with applicable securities laws concerning trading in ONE Gas securities on ONE Gas’ behalf. Administration and Application This Policy will be administered by the ONE Gas Compliance Officers (the General Counsel and the Secretary and Associate General Counsel). This Policy is applicable to the Board of Directors and all officers and employees of ONE Gas. The sections of this Policy entitled “Pre-Clearance of Trades,” “Trading Windows/Blackout Periods,” and “Hedging and Pledging Prohibition” apply only to ONE Gas Insiders (defined below). As a matter of policy, all other employees are not subject to the trading restrictions set forth in those sections. ONE Gas Insiders Defined “ONE Gas Insiders” means members of the ONE Gas Board of Directors, officers of ONE Gas, and those employees of ONE Gas who are part of a workgroup designated from time to time by the chief executive officer (“Designated Workgroups”). Employees in Designated Workgroups generally have access to material, nonpublic information in the normal course of completing their job responsibilities. Transactions by Related Persons and Entities The restrictions regarding buying or selling ONE Gas Securities or engaging in any other action to take advantage of, or pass on to others, material, nonpublic information also apply to all family members and others living in a director, officer or employee’s household. These restrictions also apply to entities that a director, officer or employee influences or controls, including any corporations, partnerships or trusts. Directors, officers and employees are expected to be responsible for the compliance of their immediate family, personal household and entities they control or influence. Exhibit 19.1

ONE Gas Securities/Insider Trading Policy 2 Background Directors, officers and employees of ONE Gas are prohibited by law from buying or selling ONE Gas Securities or any other company’s securities while in possession of material, nonpublic information with respect to those securities or companies. Directors, officers and employees of ONE Gas may become aware of material, nonpublic information concerning ONE Gas or an entity that has “significant relations” with ONE Gas, including customers, suppliers, vendors and others with whom ONE Gas has a contractual relationship or with whom ONE Gas is negotiating a transaction. This information may affect the market price of ONE Gas Securities or of the securities of the other entities concerned. Substantial criminal and civil penalties may be imposed on persons who participate in illegal insider trading activities. “Insider trading” occurs when a person improperly trades securities on the basis of material, nonpublic information used in breach of a duty owed by that person. The federal securities laws also prohibit persons in possession of material, nonpublic information from providing (or “tipping”) that information to any person who might trade or might advise another person to trade in the relevant securities on the basis of that information. Tipping is a violation of this Policy, regardless of whether the person or entity who receives the information (the “tippee”) is related to you and regardless of whether you receive any monetary benefit from the tippee. Information is “material” if its disclosure to the public would affect a reasonable investor’s decision to purchase or sell the securities or would likely affect the market price of a company’s securities.1 Information may be “material” even if it relates to future, speculative or contingent events and even if it is significant only when considered in combination with publicly available information. Information is “nonpublic” if it is not generally available to the ordinary investor in the marketplace. Information is not necessarily public merely because it has been discussed in the press or on social media, which will sometimes report rumors. Information should be presumed nonpublic until ONE Gas officially releases that information either in a publicly available filing with the United States Securities and Exchange Commission (“SEC”) or a press release via major newswire such as PR Newswire, Dow Jones or Reuters. You may not attempt to “beat the market” by trading simultaneously with, or shortly after, the official release of material information. Out of prudence, a person in possession of material, nonpublic information should refrain from any trading activity for two full trading days following the official release of such information by ONE Gas. In short, any information which is not available to the ordinary investor which could reasonably affect the price of securities may be material, nonpublic information. If any employee or insider has any doubt as to whether information in his or her possession is material or nonpublic, he or she must not disclose that information or trade in ONE Gas Securities without first discussing the situation with one of the ONE Gas Compliance Officers. Remember, if an employee or insider’s securities transactions become the subject of scrutiny, they will be reviewed after-the-fact with the benefit of hindsight. As a result, before engaging in any transaction, each employee or insider should carefully consider how the SEC and other law enforcement agencies might later view the transaction. 1 Information concerning a company’s sales; earnings; business potential; changes in a company’s management, board of directors, or certified accountants; dividends; significant acquisitions, dispositions or mergers; significant cybersecurity incidents; and major litigation are some typical examples of “material” information. Exhibit 19.1

ONE Gas Securities/Insider Trading Policy 3 Throughout this Policy, the term “securities” is used. The term “securities” includes common stock, preferred stock and debt, as well as “derivatives,” such as options, stock appreciation rights, exchange traded options, puts and calls and any other securities that relate to or derive their value from such stock or debt. Throughout this Policy any securities issued by ONE Gas, as well as related derivative securities, whether or not issued by ONE Gas, are referred to as “ONE Gas Securities.” Explanation of the Law Potential Consequences to an Employee Under federal law, an individual found to be a trader on inside information, or a tipper of such information, may be subject to criminal fines of up to $5,000,000 and a jail term of up to 20 years, as well as civil penalties of up to three times the profit gained or loss avoided by the trading. The government vigorously enforces insider trading laws against individuals and companies and, in recent years, has obtained a number of highly publicized criminal convictions. In addition to the potential civil and criminal penalties described above, each director, officer and employee of ONE Gas should be aware that any actions in violation of this Policy may be grounds for appropriate disciplinary action, including dismissal. Potential Consequences to an Employer Under federal law, ONE Gas, as the employer of a person who trades securities on the basis of inside information, or tips such information to others, could be subject to substantial civil and/or criminal penalties should it fail to take appropriate steps if it knew or recklessly disregarded the fact that an employee was likely to engage in insider trading. Pre-Clearance of Trades In order for ONE Gas to have reasonable assurance of compliance with this Policy, all ONE Gas Insiders desiring to engage in any transaction involving ONE Gas Securities must first receive written permission in accordance with the approvals as set forth on the ONE Gas Investment Inquiry and Approval Form. To request pre-clearance, a ONE Gas Insider must complete an Investment Inquiry and Approval Form and send it to one of the ONE Gas Compliance Officers. Please note that purchases or sales must be completed within five business days following the date of approval or the ONE Gas Insider must apply for, and receive, another pre-clearance. If a request for pre-clearance is denied, the fact of such denial must be kept confidential. In addition, any written trading plan pursuant to SEC Rule 10b5-1 adopted by a ONE Gas Insider must be approved in writing in advance by a ONE Gas Compliance Officer and the Chief Executive Officer. A Rule 10b5-1 Plan (defined below) may not be adopted by a ONE Gas Insider during a blackout period and may only be adopted when the ONE Gas Insider adopting the plan is not aware of material, nonpublic information. This pre-clearance procedure is intended to protect ONE Gas Insiders from any trade that might create the appearance of impropriety. Exhibit 19.1

ONE Gas Securities/Insider Trading Policy 4 10b5-1 Trading Plans SEC Rule 10b5-1 provides an affirmative defense against insider trading liability under Rule 10b-5. Persons subject to this Policy can rely on this defense and trade in ONE Gas Securities, regardless of their awareness of material, nonpublic information, if the transaction occurs pursuant to a pre- arranged written trading plan (“Rule 10b5-1 Plan”) that was entered into when the person was not in possession of material nonpublic information and that otherwise complies with the requirements of Rule 10b5-1. Directors and officers (“Section 16 Officers”) subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), should be aware that ONE Gas, Inc. will be required to make quarterly disclosures regarding all Rule 10b5-1 Plans entered into, amended or terminated by these individuals and to include the material terms of such plans, other than pricing information. The following requirements apply to all Rule 10b5-1 Plans: • Prior Approval. Any proposed Rule 10b5-1 Plan must be approved in writing in advance by a ONE Gas Compliance Officer and the Chief Executive Officer. Prior approval is also required for any amendment or early termination of an effective Rule 10b5-1 Plan. • Entry into a Plan. A Rule 10b5-1 Plan may be adopted only at a time when the person adopting the plan is not in possession of material, nonpublic information regarding ONE Gas or its securities and, if subject to blackout periods, when a blackout period is not in effect under this Policy. Each plan must include a representation that, as of the date of adoption of the plan, the individual is not aware of any material nonpublic information about ONE Gas or its securities, and that the plan is being adopted in good faith and not as a part of a plan or scheme to evade the prohibitions of Rule 10b5-1. • Good Faith. A Rule 10b5-1 Plan must be entered into in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1, and the person who entered into the plan must continue to act in good faith with respect to the plan throughout its duration. • Waiting Period. No trade can be executed under a Rule 10b5-1 Plan until the end of the applicable waiting period. All Rule 10b5-1 Plans must include a waiting period that ends following the later of (i) 90 days after the adoption of the plan, or (ii) two business days following the disclosure of ONE Gas’ financial results in a Form 10-Q or Form 10-K for the completed fiscal quarter in which the plan was adopted (but in any event, this waiting period is subject to a maximum of 120 days after adoption of the plan). • Multiple Plans. An individual generally may have only one Rule 10b5-1 Plan in effect at any time. Exceptions to this restriction include the following: • Certain separate plans with different brokers that would be treated as a single “plan” such as when a person holds ONE Gas Securities in multiple brokerage accounts. • A second, later-commencing plan so that the waiting period of the later plan can begin to run while an existing plan is in place, provided that the individual does not early terminate the first plan, in which case a full waiting period from the time of such termination must occur. • A plan providing only for eligible sell-to-cover transactions, where the plan provides for sales of securities as are necessary to satisfy tax withholding obligations arising exclusively from the vesting of a compensatory stock award. Exhibit 19.1

ONE Gas Securities/Insider Trading Policy 5 • Single Transaction Plan. An individual may not enter into more than one Rule 10b5-1 Plan in any 12-month period that is designed to effect the sale of the total amount of securities subject to the plan as a single transaction (e.g., a plan that is reasonably expected to have all trading instructions executed on the same date). Single transaction plans are generally discouraged. • Amendments. Amendments to Rule 10b5-1 Plans will be permitted only at a time when: (i) the director, officer or employee is not in possession of material, nonpublic information and (ii) a blackout period is not in effect (if applicable) under this Policy. Any amendment relating to the amount, price or timing of the purchase or sale of securities will be subject to the same waiting periods as would be applicable to a new plan, as described above. • Termination. A Rule 10b5-1 Plan may be terminated early only upon advance approval of a ONE Gas Compliance Officer and the Chief Executive Officer at a time when the director, officer or employee is not in possession of material, nonpublic information and a blackout period is not in effect (if applicable) under this Policy. However, terminating a Rule 10b5-1 Plan is strongly discouraged because it may call into question whether the plan was entered into and operated in good faith and not as part of a plan or scheme to evade the insider trading rules, which could affect the availability of the Rule 10b5-1 affirmative defense. • Outside Trades. Directors, officers and employees may not enter into any transaction in ONE Gas Securities while a Rule 10b5-1 Plan is in effect. • Section 16. Each Section 16 Insider understands that the approval or adoption of a Rule 10b5-1 Plan in no way reduces or eliminates such person’s obligations under Section 16 of the Exchange Act, including such person’s disclosure and short-swing trading liabilities thereunder. If any questions arise, such person should consult with their own counsel in implementing a Rule 10b5-1 Plan. In addition, each Section 16 Insider must agree to cooperate with ONE Gas in any reporting of the Rule 10b5-1 Plan in the Company’s SEC filings. Trading Windows Because of their unique role in the business of ONE Gas and their potential access to material, nonpublic information, the following special trading rules apply to all ONE Gas Insiders. ONE Gas Insiders may not engage in any transaction involving ONE Gas Securities except during a specified “trading window.” A trading window will generally open on the third business day after the public announcement of ONE Gas quarterly and/or annual earnings and will remain open until the 15th day of the last month of the quarter. In some instances, an open trading window may have to be closed prior to its regularly scheduled closure. ONE Gas Insiders must always pre-clear their trades, even during an open trading window, and at no time may they trade if in possession of material, nonpublic information. Should any ONE Gas Insider determine that it is necessary or desirable to engage in a ONE Gas Securities transaction outside of an open trading window period, the ONE Gas Insider should contact one of the ONE Gas Compliance Officers. A ONE Gas Compliance Officer will determine, in consultation with the Chief Executive Officer and in light of the situation of ONE Gas and the ONE Gas Insider, whether the proposed transaction may take place. Exhibit 19.1

ONE Gas Securities/Insider Trading Policy 6 Blackout Periods For purposes of trading in ONE Gas Securities, those periods which are outside of an open trading window are referred to as “blackout periods.” Blackout periods are typically applicable only to ONE Gas Insiders. Event-specific blackout periods may be implemented at times when important developments or events have not yet been publicly disclosed and are known by only a few directors, officers and/or other employees. If an event-specific blackout period is implemented, its existence will not be announced to ONE Gas as a whole but a ONE Gas Compliance Officer will notify these persons that they should not trade in ONE Gas Securities until further notice, without disclosing the reason for the restriction. Knowledge of the existence of an event-specific blackout is itself material, nonpublic information and must be kept strictly confidential. Change of Insider Status Often, due to the nature of a particular work assignment, employees may be reassigned to a position that makes them a ONE Gas Insider or, they may temporarily become a ONE Gas Insider and therefore become subject to the additional trading restrictions applicable to ONE Gas Insiders set forth in this Policy. Officers, managers and supervisors of Designated Workgroups are required to monitor their workgroup’s assignments and access to material, nonpublic information. If at any time an employee’s work assignment changes so that he or she will become aware of (either on a regular or temporary basis) material, nonpublic information, the supervisor must complete an Insider Status Change Form and submit the form to one of the ONE Gas Compliance Officers. The affected employee will then be required to complete the ONE Gas Securities/Insider Trading Certification and will remain a ONE Gas Insider as defined until the officer, manager or supervisor completes another Insider Status Change Form indicating that the assignment, if temporary, has been completed. Exceptions All trades through blind trusts and approved Rule 10b5-1 Plans where the investment decision is made solely by an independent third party without input from the director, officer or employee, and the director, officer or employee has no subsequent influence over how, when or whether to effect purchases or sales are exempt from the requirements of this Policy. Acquisitions of shares pursuant to ONE Gas-sponsored compensation plans for which the timing and number of shares acquired are not within the discretion of the director, officer or employee are also exempt. The purchase of shares with dividends from stock is exempt. This Policy does, however, apply to any change to a ONE Gas Insider’s ONE Gas common stock holdings within the ONE Gas, Inc. 401(k) Plan and the profit sharing account therein, if applicable, (including, but not limited to an increase or decrease in contribution percentage or transfers into or out of ONE Gas common stock) and to voluntary cash payments made into the ONE Gas Direct Stock Purchase and Dividend Reinvestment Plan. Hedging and Pledging Prohibition ONE Gas Insiders may not engage in any hedging strategies involving ONE Gas Securities that allow a person to lock in much of the value of stockholdings, often in exchange for all or part of the potential upside appreciation in the stock, including, but not limited to: • Purchasing ONE Gas stock on margin; • Selling ONE Gas stock short; Exhibit 19.1

ONE Gas Securities/Insider Trading Policy 7 • Entering into zero cost collars, prepaid variable forward sale contracts, equity swaps or exchange funds; or • Buying or selling puts or calls or other derivative instruments. ONE Gas Insiders are prohibited from holding ONE Gas Securities in a margin account or otherwise pledging ONE Gas Securities as collateral for a loan. Gifts of Securities Gifts of securities may include gifts to trusts for estate planning purposes, as well as donations to a charitable organization. All gifts of ONE Gas Securities are transactions subject to this Policy and may not be made while the person making the gift is aware of material, nonpublic information, or when a blackout period is in effect (if applicable) under this Policy. ONE Gas Insiders are required to obtain pre-clearance for all gifts of ONE Gas Securities. Post-Termination Transactions This Policy continues to apply to transactions in ONE Gas Securities even after a person’s service with ONE Gas is terminated. If a person is in possession of material, nonpublic information when service as a director, officer or employee with ONE Gas terminates, that individual may not trade in ONE Gas Securities until that information has become public or is no longer material. Although the pre-clearance procedures specified in this Policy will cease to apply upon termination of service, individuals subject to a blackout period at the time of termination of service may not trade in ONE Gas Securities until after the end of the blackout period. Additional Limitations Directors and ONE Gas Section 16 Officers should promptly notify ONE Gas’ Corporate Secretary when they engage in any transaction in ONE Gas Securities (including a transaction that takes place in a trading window period). The purpose of such notice is to help assure that all required Section 16 reporting requirements are met. “Statutory Insiders” subject to Section 16 of the Securities Act should not sell any ONE Gas Securities within a minimum of six (6) months from the purchase date, unless the security is subject to forced sale, such as in the case of a merger or acquisition, or acquired under a ONE Gas-sponsored compensation plan under which the timing and number of ONE Gas Securities acquired are not within the discretion of the ONE Gas Insider. Additional Assistance Anyone who has any questions about a specific transaction may obtain additional guidance from the ONE Gas Compliance Officers. However, the ultimate responsibility for adhering to this Policy and avoiding improper transactions rests with each individual. Exhibit 19.1

ONE Gas Securities/Insider Trading Policy 8 Adopted: December 13, 2013, by written consent Amended: May 20, 2014 Amended: November 19, 2014 Amended: November 18, 2016 Amended: July 24, 2017 Amended: August 13, 2020 Amended: September 8, 2021 Amended: September 27, 2021 Amended: December 15, 2022 Amended: November 15, 2023 Amended: August 4, 2025 Exhibit 19.1